Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of Capital One Auto Receivables, LLC, relating to Capital One Auto Finance Trust 2006-B, comprising part of the Registration Statement on Form S-3 (No. 333-128722) of Capital One Auto Receivables, LLC, of our report dated March 8, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.’s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.’s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/    PricewaterhouseCoopers LLP

New York, New York

July 28, 2006